As filed with the Securities and Exchange Commission on March 24, 2016
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

MediWound Ltd.
(Exact name of registrant as specified in charter)

State of Israel (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

42 Hayarkon Street Yavne, Israel (Address of principal executive offices)	8122745 (Zip Code)

MediWound Ltd. 2014 Equity Incentive Plan
(Full Title of the Plan)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
+1 (302) 738-6680
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:

Colin J. Diamond, Esq. White & Case LLP 1155 Avenue of the Americas New York, NY 10036 Tel: (212) 819-8200 Fax: (212) 354-8113	Dan Shamgar, Adv. David S. Glatt, Adv. Haim Gueta, Adv. Meitar Liquornik Geva Leshem Tal 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: +972 (3) 610-3100 Fax: +972 (3) 610-3111

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Ordinary Shares, par value NIS 0.01	431,006	(2) (	$7.96	(3)	$3,430,808	(3)	$345.48

(1)
This Registration Statement on Form S-8 covers (i) 431,006 ordinary shares that may be issued under the 2014 Equity Incentive Plan (the “2014 Plan”) of MediWound Ltd. (the “Registrant”), and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of additional shares that may become issuable under the terms of the 2014 Plan by reason of any share split, share dividend, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s ordinary shares.

(2)
Represents automatic increases to the number of shares available for issuance under the 2014 Plan, effective as of January 1, 2015. Shares available for issuance under the 2014 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on April 28, 2014 (Registration No. 333-195517).

(3)
Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and (c) on the basis of the average of the high and low prices ($8.19 and $7.72) of the Registrant’s ordinary shares as quoted on the Nasdaq Global Market on March 21, 2016.

EXPLANATORY NOTE

The Registrant is filing this Registration Statement (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 431,006 additional Ordinary Shares, par value NIS 0.01, under the 2014 Plan, representing an automatic increase to the number of shares available for issuance under such plan, effective as of January 1, 2015.

Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on April 28, 2014 (Registration No. 333-195517), and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                   Plan Information*

Item 2.                   Registrant Information and Employee Plan Annual Information*

* The documents containing the information specified in this Part I of Form S-8 (plan information and registration information and employee plan annual information) will be sent or given to employees as specified by the Commission pursuant to Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                   Incorporation of Documents by Reference

The following documents filed by the Registrant are incorporated herein by reference:

(i)	the Registrant’s annual report on Form 20-F filed on January 25, 2016;

(ii)	the Registrant’s Current Report on Form 6-K (excluding information under “Investigator and Management Commentary”) submitted to the Commission on February 2, 2016; and

(iii)	the description of the Registrant’s Ordinary Shares contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-36349) filed with the Commission on March 12, 2014.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent specifically designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by the Registrant to the Commission, in each case, subsequent to the effective date of this Registration Statement prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.                   Exhibits

The exhibits listed on the exhibit index at the end of this Registration Statement are included in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Yavne, Israel, on March 24, 2016.

MEDIWOUND LTD.

By:	/s/Sharon Malka
	Name:	Sharon Malka
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Gal Cohen or Sharon Malka, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on March 24, 2016 in the capacities indicated:

Signatures	Title
/s/ Gal Cohen Gal Cohen	President and Chief Executive Officer (Principal Executive Officer)
/s/ Sharon Malka Sharon Malka	Chief Financial and Operation Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Aharon Yaari Aharon Yaari	Chairman of the Board of Directors
/s/ Ofer Gonen Ofer Gonen	Director
/s/ Marian Gorecki Marian Gorecki Ph.D	Director
/s/ Meron Mann Meron Mann	Director
/s/ Sarit Firon Sarit Firon	Director
/s/ Abraham Havron Abraham Havron	Director
PUGLISI & ASSOCIATES	Authorized Representative in the United States
By: /s/ Donald J. Puglisi Name: Donald J. Puglisi Title: Managing Director

EXHIBITS

Exhibit No.	Description

5.1	Opinion of Meitar Liquornik Geva Leshem Tal, Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent)

23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global

23.2	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page to this Registration Statement)

99.1	2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.8 of the Registration Statement on Form F-1 of the Registrant (File No. 333-193856))